Exhibit 99.1

Party City Announces Execution of Transaction Support Agreement

with Bondholders Holding Over $440 Million of Its Bonds

ELMSFORD, N.Y., May 29, 2020 – Party City Holdco Inc. (the “Company” or “PCHI”; NYSE: PRTY) today announced a Transaction Support Agreement (the “TSA”) with holders (the “Consenting Noteholders”) of more than 52% of the aggregate principal amount of the 6.125% Senior Notes due 2023 (the “2023 Notes”) and the 6.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Existing Notes”). The contemplated transactions (the “Transactions”) are expected to deleverage the Company’s balance sheet by approximately $450 million and the Company intends to raise $100.0 million in new capital to increase its financial strength and support PCHI’s global operations and ongoing transformation initiatives.

Brad Weston, CEO, stated, “The agreement announced today demonstrates the confidence of certain of our bondholders in our strategy and leadership team, and we appreciate their support for our long-term success. The transactions set out in this agreement deliver value to our stockholders and provide Party City a path to a significantly strengthened financial foundation as we continue to navigate the current macroeconomic challenges and implement our ongoing transformation initiatives.”

The TSA contemplates the following Transactions:

Exchange Offer

An exchange offer in respect of the Company’s 2023 Notes and 2026 Notes in which, assuming full participation, participating holders will receive a combination of:

•	shares of common stock of PCHI, representing 19.90% of such common stock outstanding on the settlement date;

•

$100.0 million aggregate principal amount of 10.00% senior secured notes due 2026 (the “Second Lien Issuer Exchange Notes”) to be issued by a newly formed limited liability company, a direct wholly owned subsidiary of Party City Holdings Inc. (“Holdings”), and Anagram International, Inc. (together, the “Issuer”). The Second Lien Issuer Exchange Notes will be secured by second-priority liens on all assets of the Issuer and its subsidiaries guaranteeing such notes and all of the Issuer’s capital stock, subject to certain agreed upon exceptions; and

•

$185.0 million aggregate principal amount of variable rate senior secured notes due 2025 (the “First Lien Party City Exchange Notes”) to be issued by Holdings and secured by first-priority liens on all assets of Holdings and its subsidiaries that currently secure the Company’s existing senior credit facilities.

Consent Solicitation

The Company will seek, and holders of Existing Notes who tender pursuant to the Exchange Offer will be required to deliver, consents to certain amendments to the indentures governing the Existing Notes (together, the “Existing Indentures”) which, among other things, will:

•	allow for the Transactions;

•	eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the Existing Indentures and waive any related cross-defaults;

•	release certain guarantees; and

•

waive any requirement to use excess proceeds from any previous asset sales to make an offer to repurchase the Existing Notes under the provisions of the asset sales covenant in the Existing Indentures.

Rights Offering for New Money First Lien Issuer Notes

Simultaneously with the launch of the Exchange Offer, the Company will initiate a rights offering (the “Rights Offering”) whereby certain holders will be provided the “right” to purchase a pro rata portion of $50.0 million aggregate principal amount of 15.00% senior secured notes due 2025 (the “New Money First Lien Issuer Notes”) to be issued by the Issuer. The New Money First Lien Issuer Notes will be secured by first-priority liens on all the assets of the Issuer and all of the Issuer’s capital stock, subject to certain agreed upon exceptions.

Backstop Agreement and Private Placement Commitments

Certain of the Consenting Noteholders (as designated from time to time, the “Backstop Parties”) have agreed in the TSA to, and will, enter into a backstop agreement (the “Backstop Agreement”) with the Company prior to launch of the Transactions, to purchase $41.5 million (which the Company intends to increase to $50.0 million) of New Money First Lien Issuer Notes. As consideration for entering into the Backstop Agreement and providing their respective commitments, the Company has agreed to pay to each of the Backstop Parties (i) its pro rata portion of an aggregate premium of $5.0 million in the form of New Money First Lien Issuer Notes plus (ii) its pro rata portion of an aggregate premium of $5.0 million in the form of First Lien Party City Exchange Notes.

On May 28, 2020, the Company and Barings LLC (including certain funds or advisory accounts managed, advised or sub-advised by it, “Barings”) entered into a private placement commitment agreement (the “Private Placement Commitment Agreement”). The Private Placement Commitment Agreement includes a commitment by Barings to purchase $40.0 million New Money First Lien Issuer Notes in a private transaction exempt from the registration requirements of the Securities Act of 1933. The Company intends to obtain commitments for additional $10.0 million New Money First Lien Issuer Notes. As consideration for entering into the Private Placement Commitment Agreement and obtaining additional commitments, the Company will pay an aggregate premium of $5.0 million in the form of New Money First Lien Issuer Notes. Such commitments are, or are expected to be, subject to certain customary conditions.

Conditions to Closing

The closing of the Transactions contemplated by the TSA is conditioned on the satisfaction or waiver of certain conditions precedent, including finalizing all definitive documents and achieving certain participation thresholds. Specifically, the TSA requires the valid tender, without valid withdrawal, of a minimum of 98.00%, or $833.0 million, of the outstanding aggregate principal amount of Existing Notes by eligible holders as of the expiration date of the Exchange Offer. These thresholds may be lowered by the Company with consent of the Consenting Noteholders.

The Company expects to commence the Exchange Offer in June.

Adjournment of Annual Meeting to July 2, 2020

The 2020 Annual Meeting of Stockholders will be convened as scheduled on June 11, 2020 at 8:30 a.m. eastern daylight time and will be immediately adjourned without conducting any other business. The Annual Meeting will be reconvened and held virtually on Thursday, July 2, 2020 at 8:30 a.m. eastern daylight time. By holding the Annual Meeting on July 2, 2020, within the maximum time prescribed by Delaware law, stockholders will have an opportunity to receive additional information which may develop regarding the Transactions. The record date of the Annual Meeting, April 14, 2020, remains unchanged.

During the pendency of the adjourned meeting, stockholders holding shares as of the record date of April 14, 2020, who have not yet voted, are encouraged to vote by 11:59 p.m. eastern daylight time on July 1, 2020. Stockholders will also be able to vote their shares electronically during the Annual Meeting. Stockholders who have previously cast their votes do not need to vote again.

The reconvened Annual Meeting will begin at approximately 8:30 a.m. eastern daylight time, at www.virtualshareholdermeeting.com/PRTY2020, with online check-in beginning at 8:20 a.m. on July 2, 2020. Ample time should be allowed for the check-in procedures. In the event of difficulties during the check-in time or during the reconvened Annual Meeting, technical support at the number posted on the Annual Meeting log-in page should be consulted.

Additional information regarding the TSA and the Annual Meeting are disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”).

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel and Moelis & Company LLC is serving as financial advisor to Party City. Milbank LLP is serving as legal counsel and Houlihan Lokey Capital, Inc. is serving as financial advisor to the Consenting Noteholders.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 875 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Forward-Looking Statements

This release includes statements that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth and the development and introduction of new products. In many cases you can identify forward-looking statements by terms such as “believes,” “anticipates,” “expects,” “targets,” “estimates,” “intends,” “will,” “may” or “plans” and similar expressions. These forward-looking statements reflect our current expectations and are based upon data available to us at the time the statements were made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations for reasons, among others, including (i) our ability to negotiate definitive documentation and launch the Transactions, (ii) the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive required participation by holders of the Existing Notes, the inability to obtain required financing, or the failure of other closing conditions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, and (v) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K (“Annual Report”) filed with the Securities and Exchange Commission (the “Commission”), and the supplemental risk factor to our Annual Report filed May 8, 2020, on our Current Report on Form 8-K , as may be supplemented by other reports the Company files with the Commission. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management of the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. All forward-looking statements are qualified by these cautionary statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Farah Soi / Rachel Schacter

ICR

203-682-8200

InvestorRelations@partycity.com

Media Relations

Leigh Parrish / Barrett Golden / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449